Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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Peoples Bankcorp, Inc.


                                        State or Other                Percentage
Subsidiaries (1)                Jurisdiction of Incorporation          Ownership
----------------                -----------------------------          ---------
Ogdensburg Federal Savings             United States                      100%
   and Loan Association



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(1)  The assets,  liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.